Contacts:
Donald R. Peck
LoJack Corporation
(781) 302-4200

Scott Solomon
Sharon Merrill Associates
(617) 542-5300

LOJACK CORPORATION REPORTS
FOURTH-QUARTER AND YEAR-END 2013 FINANCIAL RESULTS

Highlights

•	Q4 Revenue of $40.5 Million, Up 20% from Q4 2012; Full-Year Revenue Up 6% to $140.2 Million

•	Q4 Net Income of $4.5 Million, EPS of $0.25 Per Diluted Share; 2013 EPS of $0.18

•	Q4 Gross Margin Strong at 57.5%; Full-Year Gross Margin at 55%

•	Q4 U.S. Dealer Channel Volume up 26%; Has Outpaced Retail Auto Industry Growth for 15 Consecutive Months

•	2014 Guidance for 8% to 10% Revenue Growth and Strategic Investments in LoJack’s Connected Car Strategy

Canton, MA, February 20, 2014 - LoJack Corporation (NASDAQ: LOJN), a provider of vehicle theft recovery systems and fleet management solutions, today reported consolidated revenue for the fourth quarter ended December 31, 2013 of $40.5 million, compared with $33.8 million in the fourth quarter of 2012. Net income attributable to LoJack Corporation for the fourth quarter was $4.5 million, or $0.25 per diluted share, compared with a net loss attributable to the Company of $1.5 million, or $0.08 per diluted share, in the comparable period of 2012. Results for the 2012 period included a goodwill impairment charge of $0.5 million.
“We finished a successful 2013 with a strong performance in the fourth quarter, reporting a 20% year-over-year increase in revenue,” said LoJack CEO and President Randy Ortiz. “Domestically, our pre-install strategy continued to drive growth in our U.S. Stolen Vehicle Recovery business as pre-install units accounted for 51% of total volume in the quarter, compared with 43% for the same period a year earlier. Our Stolen Vehicle Recovery unit volume was up 26% in the fourth quarter, compared with growth of 7% for the domestic retail auto industry as a whole. Through December, our unit growth had outpaced that of the broader U.S.

retail auto industry for 15 consecutive months. The Company’s U.S. revenue also improved 10% to $22.9 million from the same quarter last year. To continue our growth in the U.S. market, we recently announced the availability of LoJack in the State of New Mexico, further expanding our tracking and recovery network. We were especially pleased that the request for LoJack came from the New Mexico State Police and the New Mexico Automobile Dealers Association.
“International licensee revenue increased 56% in Q4 to $13.6 million, primarily due to greater shipments to Argentina during the quarter,” Ortiz continued. “We understand that our licensee continues to have significant pent-up demand as a result of the import restrictions in that nation. We are cautiously optimistic that our licensee will resume normal sales activity over time to fulfill the needs of the marketplace. We also continued to be very pleased with the unit growth generated by our South African licensee.
Consolidated gross profit in the fourth quarter of 2013 was $23.3 million, or 57.5% of revenue, compared with $17.9 million, or 52.8% of revenue, in the same period a year earlier. The increase in gross profit was primarily attributable to higher international revenues.
Operating expenses in the fourth quarter of 2013 were $18.0 million, compared with $16.8 million for the same period of 2012.
Adjusted EBITDA for the fourth quarter of 2013, which excludes the items reflected in Table 1, was $6.5 million, compared with $3.2 million in the fourth quarter of 2012.
Cash and cash equivalents at December 31, 2013 were $32.0 million, compared with $48.6 million at year-end 2012. As previously disclosed, in July 2013 the Company paid approximately $7.5 million under a settlement agreement reached in 2012 related to California wage-and-hour class action litigation. The payment settled all remaining claims in this matter. In addition, during the fourth quarter of 2013 the Company reduced its outstanding debt balance by nearly $10 million.
“We also made good progress in the past year on our growth strategy as we expand into telematics and add services for the connected car,” Ortiz said. “In 2014, we plan to make important investments as we transition from a company solely focused on stolen vehicle recovery to a broader emphasis on safety, security and protection through the connected car.
We expect these investments, coupled with our strong brand, dealer network, law enforcement connections and international distribution capabilities, to enable us to capitalize on what we believe is a significant opportunity to generate new revenue and income streams for LoJack.”

Business Outlook
Commenting on the Company’s business outlook, Ortiz continued, “We expect that the success of our pre-install program will continue to enable us to meet or exceed U.S. automotive retail growth in our units sold throughout the year. While we expect that international revenues will remain volatile, we are encouraged by the resumption of shipments to Argentina in 2013. We also expect that we will continue to see strong demand from our South African licensee in 2014. Looking further ahead, we plan to capitalize on many exciting opportunities as a result of our connected car strategy, and we’re looking forward to further expanding the brand beyond fleet management into the dealer, OEM and insurance telematics space.”
LoJack expects that revenues for full year 2014 will be in the range of 8% to 10% higher than revenues for full year 2013. Given the Company’s planned investments in its growth strategy, adjusted EBITDA is expected to be in the range of 5% to 7% of revenue for 2014. Due to seasonality and significant shipments to some of the Company’s international licensees in the fourth quarter of 2013, first quarter 2014 revenue and net income will most likely be lower than the fourth quarter of 2013.
Fourth Quarter Financial Results Conference Call
In conjunction with its fourth quarter 2013 financial results, LoJack will host a conference call for investors and analysts at 8:30 a.m. ET today. To access the webcast of the call, log onto http://www.lojack.com (click “About Us,” “Investor Relations,” and then click “Events and Presentations”). The live call can also be accessed by dialing 877-868-1835 (domestic) or 914- 495-8581 (international) and using conference ID 31364963. The presentation slides that will be discussed in the conference call are expected to be available this morning, prior to the start of the call. The slides may be downloaded from the Investor Relations section of the LoJack website. An archive of the webcast will be available on the Company’s website after the call concludes.
About LoJack Corporation
LoJack Corporation, the company that has helped more than nine million people protect their vehicles in the event of theft over the past 25+ years, today provides safety, security and protection for an ever-growing range of valuable assets and people. Leveraging its core strengths, including its well-known brand, direct integration with law enforcement and Dealer distribution network, LoJack Corporation is expanding into new areas across the continuum from theft deterrence to recovery. The Company is focusing on creating a new level of value for its Dealer, customer and investor communities by delivering innovative offerings and multiple technologies in expanding geographies. For more information, visit www.lojack.com, www.autotheftblog.com, www.youtube.com/lojack, www.twitter.com/LoJackCorp or www.Facebook.com/LoJackCorp.
Safe Harbor Regarding Forward Looking Statements
From time to time, information provided by the Company or statements made by its employees may contain “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws, which involve risks and uncertainties. You can identify these statements by use of the words “assumes,” “believes,” “estimates,” “expects,” “will,” “intends,” “plans,” “projects” and similar expressions that do not relate to historical matters. Any statements in this news release that are not statements of historical fact are forward-looking statements, including, but not limited to, statements concerning (a) the Company's markets, including the domestic auto market and international markets, (b) the Company's strategic initiatives, investments and plans for growth and future operations, including with respect to the Company’s expansion into telematics and the connected car, (c) the Company’s pre-install program and expected unit growth, (d) the development of new products and services, including telematics solutions, (e) the Company's future financial performance, including expected revenue and net income for the first quarter of 2014 and expected revenue and adjusted EBITDA for the full year, and (f) customer demand and future sales by the Company to its licensees in Argentina and South Africa. Such forward-looking statements are based on a number of assumptions and involve a number of risks and uncertainties, and accordingly, actual results could differ materially. Factors that may cause such differences include, but are not limited to: (1) the continued and future acceptance of the Company’s products and services, including the Company’s pre-install program and fleet management and other telematics products; (2) the Company’s ability to obtain financing from lenders; (3) the outcome of ongoing litigation involving the Company; (4) the rate of growth in the industries of the Company’s customers; (5) the presence of competitors with greater technical, marketing, and financial resources; (6) the Company’s customers’ ability to access the credit markets, including changes in interest rates; (7) the Company’s ability to promptly and effectively respond to technological change to meet evolving customer needs; (8) the Company’s ability to successfully expand its operations, including through the introduction of new products and services; (9) changes in general economic or geopolitical conditions, including the European debt crisis; (10) conditions in the automotive retail market and the Company’s relationships with dealers, licensees, partners, agents and local law enforcement; (11) the expected timing of purchases by the Company’s customers; (12) the Company’s ability to achieve the expected benefits of its strategic alliance with TomTom; (13) the Company’s ability to maintain the strength of its brand; and (14) trade tensions and governmental regulations and restrictions in Argentina and the Company’s other international markets. For a further discussion of these and other significant factors to consider in connection with forward-looking statements concerning the Company, reference is made to the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 and the Company’s other filings with the Securities and Exchange Commission.
Readers should not place undue reliance on any forward-looking statements, which only speak as of the date made. Except as required by law, the Company undertakes no obligation to release publicly the result of any revision to the forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Use of Non-GAAP Financial Measures
In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this press release also contains the non-GAAP financial measure, adjusted EBITDA. The Company believes that the inclusion of this non-GAAP financial measure in this press release helps investors to gain a meaningful understanding of changes in the Company's core operating results, and can also help investors who wish to make comparisons between LoJack and other companies on both a GAAP and a non-GAAP basis. LoJack management uses this non-GAAP measure, in addition to GAAP financial measures, as the basis for measuring our core operating performance and comparing such performance to that of prior periods and to the performance of our competitors. These measures are also used by management to assist with their financial and operating decision making.
The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this press release may be different from, and therefore may not be comparable to, similar measures used by other companies. Reconciliations of the non-GAAP financial measures used in this press release to the most directly comparable GAAP financial measures are set forth in the text of, and the accompanying tables to, this press release.

Table 1 – Adjusted EBITDA Computation

GAAP to Pro Forma Non-GAAP Reconciliation
(in thousands)

	Three Months Ended	Three Months Ended
	December 31, 2013	December 31, 2012
	$	$

Net income, as reported	4,633	1,496
Adjusted for:
(Benefit) Provision for income taxes	724	(383)
Other income (expense)	54	10
Operating income	5,303	1,103
Adjusted for:
Depreciation and amortization	1,033	1,204
Stock compensation expense	204	462
Impairment of goodwill	—	472
Adjusted EBITDA	6,540	3,241

	Year Ended	Year Ended
	December 31, 2013	December 31, 2012
	$	$

Net income (loss), as reported	3,313	(8,288)
Adjusted for:
(Benefit) Provision for income taxes	(2,518)	472
Other income (expense)	162	(197)
Operating income (loss)	633	(7,619)
Adjusted for:
Depreciation and amortization	4,131	4,711
Stock compensation expense	1,681	2,441
Legal settlement	(623)	6,930
Impairment of goodwill	—	472
Adjusted EBITDA	5,822	6,935

LoJack Corporation and Subsidiaries
Condensed Consolidated Statement of Operations

(in thousands, except share and per share amounts)

	Three Months Ended
	December 31,
	2013	2012
	(unaudited)

Revenue	$40,511	$33,824

Cost of goods sold	17,204	15,969

Gross profit	23,307	17,855

Costs and expenses:
Product development	1,409	1,162
Sales and marketing	7,758	7,093
General and administrative	7,869	6,891
Depreciation and amortization	968	1,134
Impairment of goodwill	—	472
Total	18,004	16,752

Operating income	5,303	1,103

Other income (expense):
Interest income	24	25
Interest expense	(242)	(190)
Other, net	272	175
Total	54	10

Income before provision for income taxes	5,357	1,113
Provision (benefit) for income taxes	724	(383)
Net income	4,633	1,496
Net income attributable to noncontrolling interest in consolidated subsidiary	85	34
Net income attributable to LoJack Corporation	$4,548	$1,462

Net income per diluted share attributable to LoJack Corporation	$0.25	$0.08

Weighted average diluted common shares outstanding	18,322,491	17,824,910

LoJack Corporation and Subsidiaries
Condensed Consolidated Statement of Operations

(in thousands, except share and per share amounts)

	Full Year Ended
	December 31,
	2013	2012
	(unaudited)

Revenue	$140,207	$132,528

Cost of goods sold	63,037	61,358

Gross profit	77,170	71,170

Costs and expenses:
Product development	5,434	5,410
Sales and marketing	32,005	29,018
General and administrative	35,840	32,546
Legal settlement	(623)	6,930
Depreciation and amortization	3,881	4,413
Impairment of goodwill	—	472
Total	76,537	78,789

Operating income (loss)	633	(7,619)

Other income (expense):
Interest income	97	141
Interest expense	(943)	(730)
Other, net	1,008	392
Total	162	(197)

Income (loss) before provision for income taxes	795	(7,816)
(Benefit) Provision for income taxes	(2,518)	472
Net income (loss)	3,313	(8,288)
Net income attributable to noncontrolling interest in consolidated subsidiary	146	95
Net income (loss) attributable to LoJack Corporation	$3,167	$(8,383)

Net income (loss) per diluted share attributable to LoJack Corporation	$0.18	$(0.48)

Weighted average diluted common shares outstanding	18,051,090	17,515,903

LoJack Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands)

	December 31, 2013	December 31, 2012
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$31,983	$48,592
Restricted cash	47	225
Marketable securities at fair value	—	1,877
Accounts receivable, net of allowances of $2,023 and $2,599, respectively	26,525	20,037
Inventories	7,226	7,123
Prepaid and other expenses	2,253	2,917
Prepaid and receivable income taxes	186	1,319
Deferred income taxes	10	586
Total current assets	68,230	82,676
PROPERTY AND EQUIPMENT, net of accumulated depreciation of $49,235 and $49,250 respectively	12,600	11,686
DEFERRED INCOME TAXES	—	145
INTANGIBLE ASSETS—NET	90	100
GOODWILL	1,245	1,245
OTHER ASSETS—NET	4,611	6,076
TOTAL ASSETS	$86,776	$101,928
LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Short term debt	$274	$274
Accounts payable	6,875	5,979
Accrued and other liabilities	9,048	15,827
Current portion of deferred revenue	10,270	13,274
Accrued compensation	6,227	3,290
Total current liabilities	32,694	38,644
LONG TERM DEBT	6,000	13,820
DEFERRED REVENUE	10,648	13,395
DEFERRED INCOME TAXES	10	586
OTHER ACCRUED LIABILITIES	84	3,994
ACCRUED COMPENSATION	1,331	1,243
Total liabilities	50,767	71,682
COMMITMENTS AND CONTINGENT LIABILITIES
EQUITY:
Preferred stock—$.01 par value; authorized, 10,000,000 shares	—	—
Common stock—$.01 par value; authorized, 35,000,000 shares; issued and outstanding 18,741,253 at December 31, 2013 and 18,187,703 at December 31, 2012	187	182
Additional paid-in capital	25,022	23,261
Accumulated other comprehensive income	6,875	6,191
Retained earnings	3,904	737
Total LoJack Corporation equity	35,988	30,371
Noncontrolling interest in subsidiary	21	(125)
Total equity	36,009	30,246
TOTAL LIABILITIES AND EQUITY	$86,776	$101,928